EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

STERICYCLE, INC. REPORTS RESULTS

FOR THE FIRST QUARTER OF 2017

Lake Forest, Illinois, May 4, 2017—Stericycle, Inc. (NASDAQ:SRCL) today reported financial results for the first quarter of 2017.

FIRST QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $892.4 million, an increase of 2.1%, including a 1.1% unfavorable impact from foreign exchange
•	Gross profit of $368.7 million, an increase of 0.6%
•	Earnings per diluted share (“EPS”) decreased 19.7% to $0.62 and Adjusted earnings per diluted share (“Adjusted EPS”) decreased 1.2% to $1.09.

FIRST QUARTER RESULTS

Revenues for the quarter ended March 31, 2017 were $892.4 million, an increase of 2.1% from $874.2 million in the first quarter of last year. Acquisitions contributed approximately $10.0 million to the current period’s increase in revenues. Divestitures reduced current period revenues by $0.7 million. Revenues increased 3.2% compared to the first quarter of last year when adjusted for unfavorable foreign exchange impacts of $9.7 million. Organic revenues grew 2.1%, or 3.6% when adjusted for Manufacturing and Industrial Services. See Tables 1-A and 1-B.

“We are off to a great start for 2017,” said Charlie Alutto, President and Chief Executive Officer.  “Our Secure Information Destruction business grew 8% organically from an increase in sales of ongoing and one-time services combined with higher revenues for recycled paper.  Additionally, the market-leading position and unique capabilities of our Communication and Related Services business enabled the team to deliver solid year-over-year organic growth of greater than 6%.”

Gross profit was $368.7 million, an increase of 0.6% from $366.6 million in the first quarter of last year. Gross profit as a percentage of revenues was 41.3% compared to 41.9% in the first quarter of last year. Adjusted gross profit was $368.7 million, an increase of 0.5% from $366.8 million in the first quarter of last year. Adjusted gross profit as a percentage of revenues was 41.3% compared to 42.0% in the first quarter of last year. See Table 2.

EPS decreased 19.7% to $0.62 from $0.78 in the first quarter of last year. Adjusted EPS decreased 1.2% to $1.09 from $1.11 in the first quarter of last year. See Tables 3 and 4.

Cash flow from operations for the three months ended March 31, 2017 was $175.3 million, an increase of 11.7% from $156.9 million in the same period last year.

CONFERENCE CALL INFORMATION

Conference call to be held May 4, 2017 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 92841381. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

PRESENTATION AND DISCUSSION OF NON-GAAP INFORMATION

The Company reports its financial results in compliance with U.S. Generally Accepted Accounting Principles (“GAAP”), but believes that also discussing non-GAAP financial measures allows for a better period over period comparison by removing the impact of items that, in management’s view, do not reflect the Company’s underlying operating performance. This press release includes certain non-GAAP financial measures, as defined in the SEC’s Regulation G. These non-

GAAP measures are also used to evaluate senior management and are a factor in determining their performance-based compensation.

Adjusted EPS, Adjusted net income attributable to Stericycle common shareholders, Adjusted gross profit, and Adjusted revenues are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

We present our change in revenues separately to show the impact of foreign currency, acquisitions, and divestitures because we believe that exclusion of these items better represents the Company’s underlying business trends, including organic revenue growth. We also present revenues excluding Manufacturing and Industrial Services (“M&I”) which allow for visibility to a revenue stream that has shown greater volatility than our other service lines.

For the purpose of evaluating operating performance, we present our financials to show the impact of certain acquisition-related items in our adjusted earnings. These adjustments include acquisition and integration expenses, intangible amortization expense, and the change in fair value of contingent consideration. This allows for comparison of period over period results without the impact of acquisition-related items. Further, we show the impact of certain other items in our adjusted earnings to allow for period over period comparison of results without the impact of items that may not occur each year and, if so, are due to different factors. For the periods presented, these adjustments include litigation and professional services and restructuring, contract exit and plant conversion related items.

For the purpose of calculating the ultimate impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution. This provides the reader insight to how our diluted share count will be affected after these preferred shares are converted to common shares.

These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statement of income and other information presented herein. The non-GAAP financial measures in the press release may differ from similar measures used by other companies. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the accompanying tables.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES

	Three Months Ended March 31,
	In millions			Percentage Change (%)
Global Revenues Details by Service	2017	2016	Change	Organic	Acquisitions, Net of Divestiture	Foreign Exchange	Total
Regulated Waste and Compliance Services	$511.2	$506.6	$4.6	1.5%	0.4%	(1.0%)	0.9%
Secure Information Destruction Services	204.1	184.6	19.4	8.0%	3.8%	(1.2%)	10.5%
Communication and Related Services	93.5	87.9	5.6	6.3%	1.0%	(1.0%)	6.3%
Manufacturing and Industrial Services	83.6	95.0	(11.4)	(9.6%)	(0.8%)	(1.6%)	(12.0%)
Total Revenues, as Reported	892.4	874.2	18.2	2.1%	1.1%	(1.1%)	2.1%
Less: Manufacturing and Industrial Services	(83.6)	(95.0)
Total Revenues, as Adjusted	$808.8	$779.2	$29.6	3.6%	1.3%	(1.1%)	3.8%

Domestic and Canada Revenues	$710.8	$686.2	$24.6	2.2%	1.2%	0.2%	3.6%
International Revenues	181.6	188.0	(6.4)	1.8%	0.7%	(5.9%)	(3.4%)
Total Revenues, as Reported	$892.4	$874.2	$18.2	2.1%	1.1%	(1.1%)	2.1%

Table 1 – B: DISAGGREGATED REVENUES CHANGE – 2017

In millions
Three Months Ended March 31, 2017
Organic	$18.7
Acquisitions	10.0
Divestiture	(0.7)
Foreign Exchange	(9.7)
Total Change	$18.2

Table 2: RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

In millions
	Three Months Ended March 31,
	2017		2016
	$	% of Revenues	$	% of Revenues
Gross Profit, as Reported	$368.7	41.3%	$366.6	41.9%
Plant Conversion Expenses	-	0.0%	0.2	0.0%
Gross Profit, as Adjusted	$368.7	41.3%	$366.8	42.0%

Table 3: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS

In millions, except share and per share data
	Three Months Ended March 31,
	2017	2016
Net Income Attributable to Stericycle, Inc. Common Shareholders, as Reported	$53.4	$66.7
Adjustments:
Intangible Amortization Expense	29.1	18.3
Acquisition and Integration Expenses	19.8	22.3
Litigation and Professional Service Expenses	3.6	1.3
Restructuring, Contract Exit and Plant Conversion Expenses	2.9	0.2
Changes in Fair Value of Contingent Consideration	0.4	(2.6)
Add Back Convertible Preferred Stock Dividend	9.4	10.1
Total Adjustments	65.2	49.5
Tax Effect of above adjustments (a)	(19.2)	(14.9)
Net Income Attributable to Stericycle, Inc. Common Shareholders, as Adjusted	$99.4	$101.3
EPS, as Reported	$0.62	$0.78
EPS, as Adjusted	$1.09	$1.11
Weighted average number of common shares outstanding - diluted	85,572,409	85,845,501
Additional Dilution Under If-Converted Method	5,264,188	5,651,376
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	90,836,597	91,496,877

(a)	The tax effect of the adjustments is calculated based on applying the tax rate for the jurisdictions in which the adjustment occurred for the respective periods.

Table 4: RECONCILIATION OF EPS TO ADJUSTED EPS

	Three Months Ended March 31,
			Change
	2017	2016	$	%
EPS, as Reported	$0.62	$0.78	(0.15)	-19.7%
Intangible Amortization Expense	0.22	0.14
Acquisition and Integration Expenses	0.15	0.16
Litigation and Professional Service Expenses	0.03	0.01
Restructuring, Contract Exit and Plant Conversion Expenses	0.03	0.00
Changes in Fair Value of Contingent Consideration	0.00	(0.03)
Add Back Convertible Preferred Stock Dividend	0.11	0.12
Total Impact of All Adjustments Including Convertible Preferred Stock Dividend	(0.07)	(0.07)
EPS, as Adjusted	$1.09	$1.11	(0.01)	-1.2%
Diluted Weighted Average Number of Common Shares Outstanding Under If-Converted Method	90,836,597	91,496,877

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, the outcome of pending or future litigation, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands
	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$47,023	$44,189
Accounts receivable, net	615,348	634,902
Prepaid expenses	51,926	46,214
Assets held for sale	9,628	9,134
Other current assets	35,999	39,179
Total Current Assets	759,924	773,618
Property, plant and equipment, net	725,420	723,894
Goodwill	3,622,793	3,591,020
Intangible assets, net	1,857,209	1,861,973
Other assets	31,510	29,556
Total Assets	$6,996,856	$6,980,061

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$96,301	$72,822
Accounts payable	133,119	152,881
Accrued liabilities	243,871	228,526
Deferred revenues	17,974	17,902
Liabilities held for sale	3,172	2,858
Other current liabilities	85,124	67,864
Total Current Liabilities	579,561	542,853

Long-term debt, net	2,767,035	2,877,315
Deferred income taxes	657,865	645,371
Other liabilities	99,914	98,136
Equity:
Preferred stock	7	7
Common stock	853	852
Additional paid-in capital	1,161,983	1,166,457
Accumulated other comprehensive loss	(341,119)	(367,643)
Retained earnings	2,059,452	2,006,064
Total Stericycle, Inc.'s Equity	2,881,176	2,805,737
Noncontrolling interests	11,305	10,649
Total Equity	2,892,481	2,816,386
Total Liabilities and Equity	$6,996,856	$6,980,061

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

In thousands, except share and per share data
	Three Months Ended March 31,
	2017		2016
	$	% of Revenues	$	% of Revenues
Revenues	$892,399	100.0%	$874,181	100.0%
Cost of revenues ("COR") exclusive of depreciation	500,830	56.1%	483,751	55.3%
Depreciation	22,907	2.6%	23,850	2.7%
Total cost of revenues	523,737	58.7%	507,601	58.1%

Gross profit, as reported	368,662	41.3%	366,580	41.9%
Gross profit, as adjusted	368,662	41.3%	366,816	42.0%

Selling, general and administrative expenses ("SG&A") exclusive of depreciation	247,930	27.8%	219,367	25.1%
Depreciation	6,183	0.7%	6,290	0.7%
Total SG&A expense, as reported	254,113	28.5%	225,657	25.8%
Total SG&A expense, as adjusted	198,292	22.2%	186,464	21.3%

Income from operations, as reported	114,549	12.8%	140,923	16.1%
Income from operations, as adjusted exclusive of adjusting items shown below	170,370	19.1%	180,352	20.6%

Adjusting items:
Plant conversion expenses (COR)	-	0.0%	236	0.0%
Intangible amortization expense (SG&A)	29,089	3.3%	18,274	2.1%
Acquisition and integration expenses (SG&A)	19,820	2.2%	22,258	2.5%
Litigation and professional services expenses (SG&A)	3,620	0.4%	1,300	0.1%
Change in fair value of contingent consideration (SG&A)	401	0.0%	(2,644)	-0.3%
Restructuring, contract exit and plant conversion expenses (SG&A)	2,891	0.3%	5	0.0%
Total adjustments	55,821	6.3%	39,429	4.5%

Other income (expense):
Interest expense, net	(23,300)	-2.6%	(24,041)	-2.8%
Other expense, net	(1,544)	-0.2%	(1,251)	-0.1%
Total other expense	(24,844)	-2.8%	(25,292)	-2.9%

Income before income taxes	89,705	10.1%	115,631	13.2%

Income tax expense	31,148	3.5%	38,036	4.4%

Net income	58,557	6.6%	77,595	8.9%

Less: net income attributable to noncontrolling interests	368	0.0%	809	0.1%

Net income attributable to Stericycle, Inc.	$58,189	6.5%	$76,786	8.8%

Less: mandatory convertible preferred stock dividend	9,364	1.0%	10,106	1.2%
Less: gain on repurchase of preferred stock	(4,563)	-0.5%	-	0.0%

Net income attributable to Stericycle, Inc. common shareholders	$53,388	6.0%	$66,680	7.6%

Earnings per share - diluted	$0.62		$0.78

Weighted average number of common shares outstanding - diluted	85,572,409		85,845,501

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Three Months Ended March 31,
	2017	2016
Operating Activities:
Net income	$58,557	$77,595
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	5,999	6,105
Depreciation	29,090	30,140
Intangible amortization	29,089	18,274
Deferred income taxes	8,722	6,932
Other, net	3,020	(2,644)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	25,546	(3,918)
Accounts payable	(15,162)	(15,203)
Accrued liabilities	14,138	21,151
Other assets and liabilities	16,321	18,517
Net cash provided by operating activities	175,320	156,949

Investing Activities:
Payments for acquisitions, net of cash acquired	(16,871)	(24,884)
Proceeds from investments	-	7
Proceeds from sale of property and equipment	250	766
Capital expenditures	(33,136)	(34,185)
Net cash used in investing activities	(49,757)	(58,296)

Financing Activities:
Repayments of long-term debt and other obligations	(12,779)	(6,879)
Proceeds from foreign bank debt	301	15,607
Repayments of foreign bank debt	(2,936)	(18,721)
Repayments of term loan	(30,000)	(171,000)
Proceeds from senior credit facility	383,929	457,959
Repayments of senior credit facility	(446,248)	(353,520)
Payments of capital lease obligations	(940)	(1,381)
Payments for repurchase of common stock	-	(37,693)
Payments for repurchase of mandatory convertible preferred stock	(9,570)	-
Proceeds from issuances of common stock	3,503	22,310
Dividends paid on mandatory convertible preferred stock	(9,364)	(10,106)
Payments to noncontrolling interests	-	(4,997)
Net cash used in financing activities	(124,104)	(108,421)
Effect of exchange rate changes on cash and cash equivalents	1,375	(211)
Net change in cash and cash equivalents	2,834	(9,979)
Cash and cash equivalents at beginning of period	44,189	55,634

Cash and cash equivalents at end of period	$47,023	$45,655

Non-cash activities:
Net issuances of obligations for acquisitions	$13,945	$13,013